CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Fiberstars, Inc. on Form S-8 (File No. 33-85664) of our reports dated February 4, 1998, on our audits of the financial statements of Fiberstars, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-KSB.

San Jose, California
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